Exhibit 3.38

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WELLS REIT II - EDGEWATER CORPORATE CENTER ONE, LLC”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JULY, A.D. 2006, AT 4:27 O’CLOCK P.M.

	Harriet Smith Windsor, Secretary of State
4193305 8100	AUTHENTICATION:	4921541
060687836	DATE:	07–24–06

CERTIFICATE OF FORMATION

OF

WELLS REIT II – EDGEWATER CORPORATE CENTER ONE, LLC

The undersigned, in order to form Wells REIT II – Edgewater Corporate Center One, LLC as a limited liability company under the Delaware Limited Liability Company Act, hereby certifies to the Secretary of State of the State of Delaware as follows:

1.         The name of the limited liability company is:

Wells REIT II – Edgewater Corporate Center One, LLC

2.        The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of July 20, 2006.

/s/ Lucy M. Bowman
Lucy M. Bowman Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 04:26 PM 07/20/2006 FILED 04:27 PM 07/20/2006 SRV 0060687836 – 4193305 FILE